Exhibit 10.1

CONSENT, CONVERSION AND AMENDMENT AGREEMENT

This Consent, Conversion and Amendment Agreement (this “Agreement”) is dated as of January 26, 2024, between SmartKem, Inc., a Delaware corporation (the “Company”), and the Holders identified on Schedule A (including their respective successors and assigns, the “Consenting Holders”).

WHEREAS, on June 14, 2023, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”);

WHEREAS, on June 14, 2023 and June 22, 2023, the Company sold to the Holders, pursuant to the Purchase Agreement, shares of the Company’s Series A-1 Convertible Preferred Stock, Stated Value $1,000 per share (the “Series A-1 Preferred Shares”), convertible into shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) as specified in the Series A-1 Certificate of Designation (the “Original Series A-1 CoD”);

WHEREAS, the Company and the Consenting Holders desire to amend certain terms of the Purchase Agreement and Series A-1 Preferred Stock on behalf of themselves and the other Holders;

WHEREAS, immediately prior to the effective time of the amendments to the Series A-1 Preferred Stock, the Consenting Holders have agreed to convert or exchange 90% of their respective shares of Series A-1 Preferred Stock as provided herein; and

WHEREAS, the Company and the Consenting Holders desire to enter into a registration rights agreement covering the shares of Common Stock issuable upon the exercise of the Company’s previously issued Class B Warrants and the Warrant Shares (as defined below) (the “January 2024 Registration Rights Agreement”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants, and agreements contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Consenting Holder hereby agree as follows:

1.            Definitions. In addition to the capitalized terms defined elsewhere in this Agreement, for all purposes of this Agreement, capitalized terms shall have the meanings set forth in the Purchase Agreement.

2.            Amended Certificate of Designation. The Consenting Holders, constituting the Holders of a majority of the outstanding shares of Series A-1 Preferred Stock and including AIGH Investment Partners L.P. and its Affiliates, hereby irrevocably consent to the Series A-1 Certificate of Designation being amended and restated in the form annexed hereto as Exhibit B (the “A&R Series A-1 CoD”) (the “Restatement”).

3.            Conversion. Immediately prior to the effectiveness of the Restatement, subject to the immediately succeeding sentence, each Consenting Holder hereby converts 90% of its Series A-1 Preferred Shares (its “Conversion Commitment”) into shares of Common Stock as set forth on Schedule A (the “Conversion”). In the event such conversion would result in any Consenting Holder acquiring shares of Common Stock in excess of its Beneficial Ownership Limitation, such Consenting Holder’s Conversion Commitment shall be satisfied as follows: such Consenting Holder hereby (i) converts its Series A-1 Preferred Shares subject to the Conversion Commitment into shares of Common Stock up to its Beneficial Ownership Limitation, and (ii) exchanges all of its remaining Series A-1 Preferred Shares subject to the Conversion Commitment for a Class C warrant in the form annexed hereto as Exhibit C (a “Class C Warrant”) covering the shares of Common Stock that would have been issued to such Holder but for the Beneficial Ownership Limitation (the “Warrant Shares”) (the “Exchange”). The number of Conversion Shares and the number of Warrant Shares, if any, issuable to each Consenting Holder upon the Conversion and the Exchange are set forth on Schedule A. No further documentation shall be required to effect the Conversion and the Exchange, including, without limitation, the completion of any notice of conversion specified in the Original Series A-1 CoD and the Transfer Agent shall be entitled to rely on a copy of this Agreement as conclusive evidence of the Conversion and Exchange. The Company and the Consenting Holders shall treat the Exchange as exempt for registration under the Securities Act by virtue of Section 3(a)(9) thereof and neither the Company nor any Consenting Holder shall take a contrary position.

4.            Purchase Agreement Amendments. Effective as of the date hereof, the Purchase Agreement shall be amended as provided in this Section 4.

a.            Clause (i) of the definition of “Equity Conditions” in Section 1.1 of the Purchase Agreement is deleted and replaced with the following:

“(i) for each Trading Day in any period of 10 consecutive Trading Days immediately preceding the Trading Day Notice of Redemption is given, the closing price of the Common Stock as reported by Bloomberg L.P. for the principal Trading Market is not less than $24.50 (after giving effect to the Reverse Split and appropriately adjusted for any additional stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof)”

b.            The following definition of “Reverse Split” shall be added to Section 1.1 of the Purchase Agreement to read as follows:

““Reverse Split” means the 1 for 35 reverse stock split of the Common Stock effected on September 20, 2023.”

c.            The definition of “Stated Value” in Section 1.1 of the Purchase Agreement is deleted and replaced with the following:

““Stated Value” means $10,000 per share of Preferred Stock.”

The amendment to the definition of “Stated Value” shall not apply to transactions occurring prior to the date of this Agreement.

d.            The first sentence of Section 4.12(b) is deleted and replaced with the following:

“From the date hereof and for so long as 555 shares of Series A-1 Preferred Stock is outstanding, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction.”

e.            The first sentence of Section 4.12(c) is deleted and replaced with the following:

“For a period ending on the 30-month anniversary of the Initial Closing Date, the Company shall not issue any Common Stock or Common Stock Equivalents with an effective price per share of Common Stock that is or may become lower than the then in effect Conversion Price of the Series A-1 Preferred Stock (adjusted for reverse and forward stock splits, combinations and recapitalizations (other than the Reverse Split) following the date of this Agreement), (a “Lower Price Issuance”), in any case without the consent of the Purchasers holding not less than 65% of the outstanding shares of Series A-1 Preferred Stock, which holders must include AIGH for so long as AIGH holds Series A-1 Preferred Stock having a Stated Value of not less than $1,500,000.”

f.             Section 4.16 is deleted and replaced with the following:

“Until the one-year anniversary of the Effective Date except for the Reverse Split, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the holders of a majority of the then-outstanding Series A-1 Preferred Stock.”

g.            The first sentence of Section 4.17 is deleted and replaced with the following:

“Dividends. For so long as at least 555 shares of Series A-1 Preferred Stock remains outstanding, the Company may not declare nor pay any dividends except to the holders of the Series A-1 Preferred Stock in accordance with the terms of the Series A-1 Certificate of Designation, as amended from time to time.”

h.            The penultimate sentence of Section 5.5 is deleted and replaced with the following:

“For so long as AIGH holds shares of Series A-1 Preferred Stock having a Stated Value of not less than $1,500,000, AIGH must be included in the 50.1% described.”

i.             The transactions contemplated by this Agreement shall be deemed an Exempt Issuance pursuant to the Purchase Agreement.

j.             This Agreement is deemed an equal treatment for all holders of Series A-1 Preferred Stock.

k.            This Agreement is deemed a Transaction Document under the Purchase Agreement.

5.            Registration Rights Agreement. On the date hereof, the Company and the Consenting Holders are entering into the January 2024 Registration Rights Agreement in the form annexed hereto as Exhibit D. Notwithstanding the terms of the existing Registration Rights Agreement, the Company shall amend the Initial Registration Statement and/or if required file a new registration statement to reflect the transactions contemplated hereby (to the extent not covered pursuant to the registration statement to be filed pursuant to the January 2024 Registration Rights Agreement) no later than the earlier of: (i) 10 days after the Company files its Annual Report on Form 10-K for the year ended December 31, 2023, or (ii) April 11, 2024.

6.            Legal Opinions. The Company will allow its Transfer Agent to accept any legal opinion acceptable to the Transfer Agent submitted by any Consenting Holder to transfer any shares of Common Stock held by such Consenting Holder.

7.            Waivers. The Consenting Holders hereby irrevocably waive, on their own behalf and on behalf of the other Holders, any term of the Purchase Agreement, Series A-1 Certificate of Designation, or other Transaction Document that would restrict the Company from consummating the transactions contemplated under this Agreement.

8.            Public Disclosure. Within four (4) business days after the date hereof, the Company shall file a Current Report on Form 8-K (the “Form 8-K”) with the Securities and Exchange Commission, disclosing this Agreement, which shall be an exhibit to such filing.

9.            Rule 144. The Company acknowledges that the holding period of the securities of the Company held by the Consenting Holders pursuant to Rule 144 under the Securities Act, including all securities issued or issuable pursuant to the Transaction Documents, are unaffected by this Agreement and the transaction contemplated herein. The Company further acknowledges that the holding periods of the Consenting Holders for such securities for purposes of Rule 144 under the Securities Act will tack back to the original issue date of the related shares of Series A-1 Preferred Stock. The Company hereby represents and warrants to the Consenting Holders that upon the filing of the Form 8-K, it will be in compliance with the informational requirements of Rule 144(c).

10.          Counterparts/Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

11.          Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior support or other agreements between the Holder and the Company with respect to the subject matter hereof.

12.          Governing Law. This Agreement and the performance under this Agreement, and all suits and special proceedings under this Agreement, shall be governed by the choice of law/forum selection in the Purchase Agreement.

13.          Severability. In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, all other provisions will nevertheless continue to be valid and enforceable with the invalid or unenforceable parts severed from the remainder of this Agreement.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Consent, Conversion and Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SMARTKEM, INC.

By:
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK SIGNATURE PAGE FOR HOLDER FOLLOWS]

[CONSENTING HOLDER SIGNATURE PAGES TO SMARTKEM, INC.

CONSENT, CONVERSION AND AMENDMENT]

IN WITNESS WHEREOF, the undersigned has caused this Consent, Conversion and Amendment Agreement to be duly executed by its authorized signatory of the date first indicated above.

Name of Consenting Holder:________________________________________________________________________________

Signature of Authorized Signatory of Consenting Holder:_________________________________________________________

Name of Authorized Signatory:______________________________________________________________________________

Title of Authorized Signatory:_______________________________________________________________________________

SCHEDULE A

Name of Consenting Holder	Number of Shares of Series A-1 Preferred Stock being Converted	Number of Conversion Shares to be issued	Number of Shares of Series A-1 Preferred Stock being Exchanged	Number of Warrant Shares issuable upon exercise of Class C Warrants
AIGH Investment Partners LP	508	58,058	2,544	290,742
WVP Emerging Manager Onshore Fund LLC - Optimized Equity Series	0	0	214	24,458
WVP Emerging Manager Onshore Fund LLC - AIGH Series	0	0	783	89,486
AIGH Investment Partners LLC	0	0	477	54,515
Walleye Opportunities Master Fund Ltd	900	102,858	0	0
The Hewlett Fund LP	525	60,000	1,725	197,143
Five Narrow Lane LP	1,080	123,429	0	0
Cavalry Fund I LP	900	102,858	0	0
WVP Emerging Manager Onshore Fund LLC - Structured Small Cap Lending Series	154	17,600	0	0
Dawson James Securities, Inc.	18	2,058	0	0
Jonathan Schechter	32	3,658	0	0
Joseph Reda	32	3,658	0	0
Linda Mackay	9	1,029	0	0
Jeffrey Berman	27	3,086	0	0
Michael Silverman	27	3,086	0	0
Barbara J. Glenns	8	915	0	0

Exhibit B

Amended and Restated Series A-1 Certificate of Designation

Exhibit C

Form of Class C Warrant

EXHIBIT D

Form of January 2024 Registration Rights Agreement